Exhibit 99.01
FOR IMMEDIATE RELEASE

Investor Contact:Michael J. Rockenbach	Press Contact: Robin Austin
Chief Financial Officer	Director, Public Relations
(714) 885-3695	(714) 885-3462
EMULEX REPORTS FIRST QUARTER FISCAL 2008 RESULTS
Emulex Achieves 14 Percent Revenue Growth over Prior Year
     COSTA MESA, Calif., October 25, 2007 — Emulex Corporation (NYSE:ELX) today announced results for its first fiscal quarter ended September 30, 2007.
First Quarter Highlights
•	Total net revenues of $117.1 million, an increase of 14% year-over-year and a 7% sequential decrease

•	Host Server Product net revenues of $88.8 million, or 76% of total net revenues

•	Embedded Storage Product net revenues of $28.0 million, or 24% of total net revenues

•	GAAP gross margin of 58% and non-GAAP gross margin of 66%

•	GAAP operating income of $12.5 million, or 11% of total net revenues, and non-GAAP operating income of $31.7 million, or 27% of net revenues

•	GAAP diluted EPS of $0.12 and non-GAAP diluted EPS of $0.27

•	Cash, cash equivalents and investments of $274.9 million

•	Inventory turnover of 9.2 times

•	Days Sales Outstanding (DSOs) of 40 days

•	Repurchase of 2.1 million shares using $40 million of cash

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Emulex Corporation FY ’08 First Quarter Results
October 25, 2007

Financial Results
     First quarter net revenues rose 14% year-over-year to $117.1 million but decreased 7% from the fourth quarter of fiscal 2007. First quarter GAAP net income was $10.2 million, or $0.12 per diluted share. GAAP net income per share decreased 29% from $0.17 per diluted share in the year ago period and 20% sequentially from $0.15 per diluted share in the fourth quarter. Non-GAAP net income for the first quarter, which excludes amortization of intangibles, stock-based compensation, and the impairment of an intangible asset, was $22.8 million, or $0.27 per diluted share. Non-GAAP net income per diluted share increased 8% compared to $0.25 per diluted share in the year ago period and decreased 21% sequentially compared to $0.34 per diluted share in the fourth quarter. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.
     Jim McCluney, CEO and President commented, “Coming in at the high end of our guidance range is a good way to start off fiscal 2008. Embedded Storage Product (ESP) revenues, which grew 78% year-over-year, drove total net revenue growth of 14% year-over-year for the first quarter. With 29 unannounced design wins, nearly half of which have yet to begin shipping, ESP is well positioned to deliver growth for the balance of the fiscal year. In addition, we were able to solidify the Host Server Product (HSP) market share that was gained in the first half of the calendar year with a strong performance in the typically soft summer quarter. HSP’s results for the quarter were led by mezzanine cards for blade servers, which contributed 400% year-over-year growth to the top line,” he added.
     “In addition to announcing strong financial performance today, we continued to fulfill our promise of delivering innovative technology to the datacenters of tomorrow. Last week at Storage Networking World we showcased our Fibre Channel over Ethernet (FCoE) technology with one of our key partners, Nuova Systems. Emulex is at the forefront of delivering the benefits of converged networks in a seamless way to users that have trusted us with their SAN Connectivity needs for over a decade,” McCluney concluded.
Business Outlook
          Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, Emulex is providing guidance for its second fiscal quarter ending December 30, 2007. Emulex is budgeting for second quarter net revenues in the range of $129-$133 million. The Company expects non-GAAP gross margin will be approximately 66% and non-GAAP earnings per share could amount to $0.30-$0.32. On a GAAP basis, Emulex expects gross margin of approximately 58% and diluted second quarter earnings per share of $0.18-$0.20 per share, reflecting approximately $0.12 per diluted share in expected GAAP charges arising primarily from amortization of intangibles and stock-based compensation.

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Emulex Corporation FY ’08 First Quarter Results
October 25, 2007

Webcast Information
     Emulex will host a webcast today at 2:00 p.m. Pacific time to discuss the financial results in detail. The webcast may be accessed live via the Emulex website at www.emulex.com. During the call, Emulex will discuss details of the first fiscal quarter financial results. A replay of the webcast will be available in the audio archive section of the investor relations page of the Emulex website. In addition, a replay of the quarterly conference call will be available for 48 hours by calling (888) 203-1112 and using the passcode 9329324.
About Emulex
     Emulex Corporation creates enterprise-class products that intelligently connect storage, servers and networks — enabling access to information that is open, adaptable and secure. The world’s largest storage and server OEMs rely on our highly flexible common architecture to establish a robust foundation for cost effectively integrating a wide array of storage protocols, standards, and speeds. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and corporate headquarters is located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

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Emulex Corporation FY ’08 First Quarter Results
October 25, 2007

Note Regarding Non-GAAP Financial Information. To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company has included the following non-GAAP financial measures in this press release or in the webcast to discuss the Company’s financial results for the first quarter which may be accessed via the Company’s website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. Each of these non-GAAP financial measures is adjusted from results based on GAAP to exclude certain expenses and gains. As a general matter, the Company uses these non-GAAP measures in addition to and in conjunction with results presented in accordance with GAAP. Among other things, the Company uses such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business, in connection with the preparation of annual budgets, and in measuring performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.
These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
The non-GAAP disclosures and the non-GAAP adjustments, including the basis for excluding such adjustments and the impact on the Company’s operations, are outlined below:
     Non-GAAP gross margin. Non-GAAP gross margin excludes the effects of (i) amortization of intangibles, (ii) stock-based compensation expense and (iii) impairment of intangible assets. At the time of an acquisition, the intangible assets of the acquired company are recorded at fair value and subsequently amortized over their estimated useful lives. The Company believes that such intangibles do not constitute part of its core business because they generally represent costs incurred by the acquired company to build value prior to acquisition and as such they are effectively part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (1) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (2) although the Company sets the amortization expense based on useful life of the various assets at the time of the transaction, the Company cannot influence the timing and amount of the future amortization expense recognition once the lives are established. As a result, the Company believes that exclusion of these costs in presenting non-GAAP gross margin and other non-GAAP financial measures gives management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business. Similarly, the Company believes that presentation of gross margin and other non-GAAP measures that exclude the impact to gross margin of stock-based compensation expense assists management and investors in evaluating the period over period performance of the

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Emulex Corporation FY ’08 First Quarter Results
October 25, 2007

Company’s ongoing core business operations because the expenses are non-cash in nature and, although the size of the grants is within the Company’s control, the amount of expense varies depending on factors such as short-term fluctuations in stock price and volatility which can be unrelated to the operational performance of the Company during the period in question and generally is outside the control of management during the period in which the expense is recognized. Moreover, the Company believes that the exclusion of stock-based compensation in presenting non-GAAP gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to the Company’s gross margin and other financial measures in comparison to both prior periods as well as to its competitors. Furthermore, with the respect to the exclusion of charges relating to the impairment of intangible assets, the Company believes that presentation of a measure of operating income that excludes such charges is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that the impairment of intangible assets charges are infrequent in nature and are unrelated to the Company’s core business.
     The Company believes disclosure of non-GAAP gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, the Company has limited control over the timing and amount of the expenditures in question. A material limitation associated with the use of this measure as compared to the GAAP measure of gross margin is that it may not be comparable with the calculation of gross margin for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP operating income. Non-GAAP operating income excludes the effects of (i) amortization of intangibles, (ii) in-process research and development expenses, (iii) stock-based compensation expense and (iv) impairment of intangible assets. The Company believes that presentation of a measure of operating income that excludes amortization of intangibles, stock-based compensation expense and impairment of intangible assets is useful to management and investors for the same reasons as described above with respect to non-GAAP gross margin. In-process research and development is an expense relating to acquisitions. At the time of an acquisition, in-process research and development costs of the acquired entity are expensed. As is the case with respect to the amortization of intangibles, the Company believes that such in-process research and development expenses do not constitute part of its core business because they generally represent costs incurred by the acquired company to build value or develop technology prior to acquisition and as such they are part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (1) once in-process research and development is expensed, it generally will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (2) the Company cannot influence the amount of in-process research and development expenses incurred. As a result, the Company believes that exclusion of in-process research and development expenses in presenting non-GAAP operating income gives management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business.

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Emulex Corporation FY ’08 First Quarter Results
October 25, 2007

     The Company believes disclosure of non-GAAP operating income has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating income is that it may not be comparable with the calculation of operating income for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP operating expenses. Non-GAAP operating expenses exclude the effects of (i) amortization of intangibles, (ii) in-process research and development expenses and (iii) stock-based compensation expense. The Company believes that presentation of a measure of operating expenses that excludes the amortization of intangibles, in-process research and development expenses and stock-based compensation expense is useful to investors and the Company for the same reasons as described above with respect to non-GAAP operating income and non-GAAP gross margin.
     The Company believes disclosure of non-GAAP operating expenses has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating expenses is that it may not be comparable with the calculation of operating expenses for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP net income and non-GAAP diluted earnings per share. Non-GAAP net income and non-GAAP earnings per share exclude the effects of (i) amortization of intangibles, (ii) in-process research and development expenses, (iii) stock-based compensation expense, (iv) recovery of a previous impairment of a strategic investment and associated note and (v) impairment of intangible assets. In addition, non-GAAP net income and non-GAAP diluted earnings per share reflect an adjustment of income tax expense associated with exclusion of the foregoing expense (income) items. The adjustment of income taxes is required in order to provide management and investors a more accurate assessment of the taxes that would have been payable on net income, as adjusted by exclusion of the effects of the above-listed items. The Company believes that presentation of measures of net income and diluted earnings per share that exclude these items is useful to management and investors for the reasons described above with respect to non-GAAP gross margin and non-GAAP operating income. Moreover, the Company believes that presentation of a measure of net income and diluted earnings per share that excludes the net recovery related to a previous impairment of strategic investment and associated note, is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that recoveries of this type are infrequent in nature and are unrelated to the Company’s core business.

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Emulex Corporation FY ’08 First Quarter Results
October 25, 2007

     The Company believes disclosure of non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature, do not represent current cash expenditures, or are unlikely to be recurring and are variable in nature. A material limitation associated with the use of this measure as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share below, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The Company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. In the past, the Company’s results have been significantly impacted by a widespread slowdown in technology investment that pressured the storage networking market that is the mainstay of the Company’s business. A downturn in information technology spending could adversely affect the Company’s revenues and results of operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s Original Equipment Manufacturer (OEM) customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable and seasonal procurement patterns of the Company’s customers; the ability to realize the benefits of the acquisitions of Sierra Logic, Inc. (Sierra Logic) and Aarohi Communications, Inc. (Aarohi) and to effectively integrate the acquired businesses into the Company’s business; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end mezzanine card products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; plans for research and development in India; the Company’s dependence on foreign sales and foreign produced products; the effect of acquisitions; impairment charges; changes in tax rates or legislation; changes in accounting standards; and potentially new environmental regulations. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”
This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

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Emulex Corporation FY ’08 First Quarter Results
October 25, 2007

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended
	September 30,	October 1,
	2007	2006

Net revenues	$117,070	$102,318
Cost of sales	49,143	41,119

Gross profit	67,927	61,199

Operating expenses:
Engineering and development	31,287	25,311
Selling and marketing	12,904	10,192
General and administrative	8,569	6,160
In-process research and development	—	(950)
Amortization of other intangible assets	2,638	2,853

Total operating expenses	55,398	43,566

Operating income	12,529	17,633

Nonoperating income:
Interest income	3,309	7,438
Interest expense	(4)	(624)
Other income (expense), net	61	813

Total nonoperating income	3,366	7,627

Income before income taxes	15,895	25,260

Income tax provision	5,724	10,298

Net income	$10,171	$14,962

Net income per share:
Basic	$0.12	$0.18

Diluted	$0.12	$0.17

Number of shares used in per share computations:
Basic	82,767	84,508

Diluted	84,828	91,410

The interest expense adjustment, net of tax, to the Company’s GAAP diluted per share calculation due to the dilutive effect of its convertible subordinated notes was $0 and $369 for the three months ended September 30, 2007 and October 1, 2006, respectively.

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Emulex Corporation FY ’08 First Quarter Results
October 25, 2007

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	July 1,
	2007	2007

Assets

Current assets:
Cash and cash equivalents	$105,460	$69,036
Investments	169,247	202,288
Accounts and other receivables, net	65,216	67,529
Inventories, net	21,471	28,973
Prepaid and other assets	4,951	4,114
Deferred income taxes	26,962	27,114

Total current assets	393,307	399,054

Property and equipment, net	65,979	64,294
Investments	152	—
Intangible assets, net	165,533	170,689
Deferred income taxes	2,445	—
Other assets	13,301	25,251

	$640,717	$659,288

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$18,169	$19,761
Accrued liabilities	28,565	29,483
Income taxes payable	3,196	21,096

Total current liabilities	49,930	70,340

Other liabilities	1,898	802
Deferred income taxes	—	6,239
Accrued taxes	22,556	—

Total liabilities	74,384	77,381

Total stockholders’ equity	566,333	581,907

	$640,717	$659,288

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Emulex Corporation FY ’08 First Quarter Results
October 25, 2007

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information
Historical Net Revenues by Channel and Territory:

	Q1 FY 2008	% Total	Q1 FY 2007	% Total
($000s)	Revenues	Revenues	Revenues	Revenues	% Change

Revenues from OEM customers	$82,565	71%	$67,577	66%	22%
Revenues from distribution	34,362	29%	34,610	34%	-1%
Other	143	nm	131	nm	9%

Total net revenues	$117,070	100%	$102,318	100%	14%

United States	$49,471	42%	$53,739	53%	-8%
Pacific Rim countries	31,344	27%	13,240	13%	137%
Europe and rest of world	36,255	31%	35,339	34%	3%

Total net revenues	$117,070	100%	$102,318	100%	14%

nm	–	not meaningful
Summary of Stock-Based Compensation:

	Three Months Ended
	September 30,	October 1,
($000s)	2007	2006

Cost of sales	$337	$251
Engineering & development	3,054	2,708
Selling & marketing	1,379	1,388
General & administrative	2,181	1,654

Total stock-based compensation	$6,951	$6,001

Reconciliation of GAAP gross margin to non-GAAP gross margin:

	Three Months Ended
	September 30,	October 1,
	2007	2006

GAAP gross margin	58.0%	59.8%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.3%	0.3%
Amortization of intangibles	5.5%	3.8%
Impairment of intangibles	2.7%	—

Non-GAAP gross margin	66.5%	63.9%

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Emulex Corporation FY ’08 First Quarter Results
October 25, 2007

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:

	Three Months Ended
	September 30,	October 1,
($000s)	2007	2006

GAAP operating expenses, as presented above	$55,398	$43,566

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(6,614)	(5,750)
Amortization of other intangibles	(2,638)	(2,853)
In-process research and development (1)	—	950

Impact on operating expenses	(9,252)	(7,653)

Non-GAAP operating expenses	$46,146	$35,913

Reconciliation of GAAP operating income to non-GAAP operating income:

	Three Months Ended
	September 30,	October 1,
($000s)	2007	2006

GAAP operating income, as presented above	$12,529	$17,633

Items excluded from GAAP operating income to calculate non-GAAP operating income:
Stock-based compensation	6,951	6,001
Amortization of intangibles	9,077	6,743
Impairment of intangibles	3,097	—
In-process research and development (1)	—	(950)

Impact on operating income	19,125	11,794

Non-GAAP operating income	$31,654	$29,427

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Emulex Corporation FY ’08 First Quarter Results
October 25, 2007

Reconciliation of GAAP net income to non-GAAP net income:

	Three Months Ended
	September 30,	October 1,
($000s)	2007	2006

GAAP net income, as presented above	$10,171	$14,962

Items excluded from GAAP net income to calculate non-GAAP net income:
Stock-based compensation	6,951	6,001
Amortization of intangibles	9,077	6,743
Impairment of intangibles	3,097	—
In-process research and development (1)	—	(950)
Net recovery related to a previous impairment of a strategic investment and associated note	—	(819)
Income tax effect of above items	(6,506)	(3,184)

Impact on net income	12,619	7,791

Non-GAAP net income	$22,790	$22,753

Reconciliation of diluted GAAP earnings per share to diluted non-GAAP earnings per share:

	Three Months Ended
	September 30,	October 1,
(000s except per share data)	2007	2006

Diluted GAAP earnings per share, as presented above	$0.12	$0.17

Items excluded from diluted GAAP earnings per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.06	0.05
Amortization of intangibles	0.07	0.05
Impairment of intangibles	0.02	—
In-process research and development (1)	—	(0.01)
Net recovery related to a previous impairment of a strategic investment and associated note	—	(0.01)

Impact on diluted earnings per share	0.15	0.08

Non-GAAP diluted earnings per share	$0.27	$0.25

Diluted shares used in GAAP and non-GAAP per share computations	84,828	91,410

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FY ‘08 Q1 Earnings Results
October 25, 2007

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months Ending
December 30, 2007
Non-GAAP diluted earnings per share guidance	$0.30—$0.32

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings per share guidance:
Amortization of intangibles	0.06
Stock-based compensation	0.06

GAAP diluted earnings per share guidance	$0.18—$0.20

(1)	In-process research and development adjustment as the Company continued to refine the purchase price allocation associated with the Aarohi acquisition.

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